Exhibit 10.14

INDEMNITY, CONTRIBUTION AND SUBORDINATION AGREEMENT

This INDEMNITY, CONTRIBUTION AND SUBORDINATION AGREEMENT (this “Agreement”), dated as of June 2, 2004, is entered into among Enviroplex, Inc., a California corporation, Mobile Modular Management Corporation, a California corporation, and such other Persons who from time to time become parties hereto in accordance with Section 9 of this Agreement, collectively, the “Guarantors” and individually, a “Guarantor”) and McGrath RentCorp, a California corporation (the “Company”). The Company and the Guarantors are sometimes referred to herein as the “Credit Parties”.

Reference is made to the Note Purchase and Private Shelf Agreement, dated as of June 2, 2004 (as the same from time to time may be amended, supplemented or otherwise modified, the “Note Agreement”), by and between the Company, on the one hand, and Prudential Investment Management, Inc. (“PIM”), each of the Series A Purchasers and such other Prudential Affiliates as may become bound by certain provisions thereof, on the other hand, pursuant to which, subject to the terms and conditions set forth therein, (i) the Company has agreed to issue and sell to the Series A Purchasers, and the Series A Purchasers have agreed to buy from the Company, its 5.08% Series A Senior Notes due June 2, 2011 in the initial aggregate principal amount of $60,000,000 (the “Series A Notes”) and (ii) PIM and Prudential Affiliates are willing to consider, in their sole discretion and within limits which may be authorized for purchase by them from time to time, the purchase of the Company’s additional senior secured promissory notes in the aggregate principal amount of up to $20,000,000 (the “Shelf Notes” and, together with the Series A Notes, the “Notes”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Note Agreement.

Each Guarantor is a Subsidiary or other Affiliate of the Company, and the proceeds from the issuance and sale of the Notes will be used, in part, to enable the Company and the Guarantors to make transfers amongst themselves in connection with their respective operations.

Pursuant to the Transaction Documents, the Credit Parties are jointly and severally liable for all obligations (the “Obligations”) of the Company evidenced by the Notes and under the Note Agreement and the other Transaction Documents. Each Credit Party acknowledges that it has received and expects to receive financial and other support, directly or indirectly, from the other Credit Parties (including, without limitation, in the form of existing liquidity provided to the Credit Parties by the extension of credit from the issuance and sale of Notes under the Note Agreement); accordingly, each Credit Party has determined that it is in its interest and to its financial benefit to execute and deliver an agreement in the form hereof.

Accordingly, the Credit Parties agree as follows:

SECTION 1. INDEMNITY AND CONTRIBUTION.

A. Definitions. The following defined terms are used in this Section 1:

“Claiming Credit Party” shall mean any Credit Party which has made an Excess Payment, until the amount thereof has been reduced to zero through reimbursements to such Credit Party hereunder or otherwise.

“Excess Payment” shall mean, with respect to any payment made by a Credit Party to any holder of a Note pursuant to the terms of the Note Agreement, the Notes, the Multiparty Guaranty or any other Transaction Documents on or after any Payment Date, the amount by which such payment exceeds the aggregate amount of proceeds of the Notes received, directly or indirectly, by such Credit Party as of such Payment Date as a result of the credit provided from the issuance and sale of the Notes. For purposes of this definition of “Excess Payment”, the amount of any payment made by a Credit Party shall include an amount equal to the gross proceeds from any sale of such Credit Party’s assets pursuant to the Transaction Documents to which such Credit Party is a party to satisfy all or any part of the Obligations.

“First Round Contributing Credit Party” shall mean each Credit Party as to which a Payment Deficiency exists.

“Net Worth” shall mean the difference between the following: (1) the aggregate value of all assets (including contingent assets) of a Credit Party (at fair valuation and present fair saleable value), less (2) the aggregate amount of all liabilities (including contingent liabilities) of that Credit Party. Net Worth shall be measured, in the case of each Credit Party, as of the date of this Agreement, subject to adjustment in accordance with the provisions of Sections 1C and/or 1D below. In the event that the Net Worth of any Credit Party is less than zero, the Net Worth of such Credit Party shall be zero for purposes of any computation pursuant to Section 1C and/or 1D below.

“Payment Date” shall mean the maturity date of any of the Notes or the date of any notice of acceleration delivered by any holder of the Notes to the Company pursuant to paragraph 7A of the Note Agreement with respect to any of the Notes.

“Payment Deficiency” shall mean, with respect to any Credit Party as of any Payment Date, the amount by which the aggregate amount of proceeds of the Notes received by such Credit Party, directly or indirectly, from the issuance and sale of the Notes as of such Payment Date exceeds the payments made by such Credit Party under the Note Agreement, the Notes, the Multiparty Guaranty or any other Transaction Documents as of such Payment Date.

“Second Round Contributing Credit Party” shall mean each Credit Party having a positive Net Worth after giving effect to payments made or received by that Credit Party pursuant to Section 1B below.

B. First Round Contributions. Each Credit Party agrees (subject to Section 3 hereof) that in the event a payment shall be made by any other Credit Party under any of the Transaction Documents or assets of any other Credit Party shall be sold pursuant to any mortgage, security agreement or similar instrument or agreement to satisfy any Obligations at any time on or after a Payment Date, each First Round Contributing Credit Party shall be responsible, by way of contribution, for the reimbursement to the Claiming Credit Parties of an amount equal to the Excess Payment of each Claiming Credit Party; provided that the aggregate amount owed by any First Round Contributing Credit Party shall not exceed the Payment Deficiency of such First Round Contributing Credit Party. The aggregate amounts so reimbursed by all First Round Contributing Credit Parties shall be allocated, among all Claiming Credit Parties, in proportion to the Excess Payment made by each such Claiming Credit Party as compared to the aggregate Excess Payments made by all such Claiming Credit Parties.

C. Second Round Contributions. In the event that an Excess Payment made by a Claiming Credit Party is not completely reimbursed pursuant to Section 1B above, and such Claiming Credit Party has a negative Net Worth after giving effect to such prior reimbursements (but without giving effect to any other reimbursement right under this Section 1), then there shall be a second contribution round for the benefit of that Claiming Credit Party in accordance with this Section 1C. The Second Round Contributing Credit Parties shall reimburse, to such Claiming Credit Parties, an aggregate amount equal to the total remaining Excess Payments of such Claiming Credit Parties; provided, however, that in no event shall the amount so paid by any Second Round Contributing Credit Party exceed the amount of its Net Worth (before giving effect to the contribution made by such party under this Section 1C). Subject to the foregoing proviso, the amount so contributed by each Second Round Contributing Credit Party shall be equal to such total remaining Excess Payments multiplied by a fraction, the numerator of which is the Net Worth of such Second Round Contributing Credit Party, and the denominator of which is the aggregate Net Worth of all Second Round Contributing Credit Parties. The aggregate amount of such contributions under this Section 1C shall, in turn, be allocated among such Claiming Credit Parties in proportion to the remaining Excess Payment of each.

D. Subsequent Round Contributions. In the event that an Excess Payment made by a Claiming Credit Party pursuant to Section 1C above is not completely reimbursed pursuant thereto (or pursuant to any subsequent round of contribution payments made under this Section 1D), then there shall be a further contribution round in which each Credit Party which made a contribution in the immediately preceding round and continues to have a positive Net Worth after giving effect thereto shall be responsible, by way of contribution, for its pro rata share of such remaining unreimbursed Excess Payments. The calculation of such further pro rata contribution obligations as between such contributing Credit Parties, and the allocation of such contributions among such Claiming Credit Parties, shall proceed in each such subsequent round in accordance with the respective proration and allocation provisions generally set forth in Section 1C. Nothing in this Section 1 shall affect any Credit Party’s joint and several liability for all Obligations.

SECTION 2. No Waiver of Other Rights. All rights of each Credit Party under Section 1 shall be in addition to and not in derogation of any and all other rights of indemnity, contribution, reimbursement or subrogation which such Credit Party may have under applicable law in respect of the Note Agreement, the Notes, the Multiparty Guaranty or any other Guarantee, as applicable, but in all events subject to the subordination provisions in Section 3. However, such Credit Party shall be entitled to only a single satisfaction of any claim giving rise to any rights under Section 1 and applicable law in respect of the Transaction Documents to which such Person is a party, and any such other rights of indemnity, contribution, reimbursement or subrogation shall be expressly subordinate (in time and right of payment) to the contractual rights of each Credit Party under Section 1.

SECTION 3. Subordination. Each Credit Party (i) subordinates all present and future indebtedness owing to it from any of the other Credit Parties (including, without limitation, under Section 1 and under such Credit Party’s rights of indemnity, contribution, reimbursement or subrogation under applicable law) to the indefeasible payment in full in cash of all of the Obligations, (ii) agrees that it will not accelerate, or make a claim in respect of, such indebtedness or otherwise attempt to enforce any of its right under Section 1 until all Obligations have been indefeasibly paid in full in cash and (iii) agrees that it will not assign or pledge to any Person all or any part of such indebtedness. If, notwithstanding the foregoing, any Credit Party shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Credit Party as trustee for the holders of the Notes, and shall promptly be paid over to the holders of the Notes for application to the Obligations in accordance with the terms of the Note Agreement, without affecting in any manner the liability of the other Credit Parties to such Credit Party hereunder. Notwithstanding anything to the contrary in this Section 3, any Credit Party may make payments to any other Credit Party in respect of indebtedness owing by such Credit Party to any such other Credit Party during such times as no Event of Default has occurred and is continuing.

SECTION 4. Waivers.

A. Each of the Credit Parties waives any right to require a Claiming Credit Party to: (i) proceed against any Person, including another Credit Party; (ii) proceed against or exhaust any collateral held from another Credit Party or any other Person; (iii) pursue any other remedy in the Claiming Credit Party’s power; or (iv) make any presentments, demands for performance, or give any notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the payments required under this Agreement.

B. Each of the Credit Parties waives any defense arising by reason of: (i) any disability or other defense of, any other Credit Party or any other Person; (ii) the cessation from any cause whatsoever, other than payment in full, of any liability of any Credit Party or any other Person; (iii) any act or omission by a Claiming Credit Party which directly or indirectly results in or aids the discharge of a Credit Party from the obligation to make payments required by this Agreement by operation of law or otherwise; and (iv) any modification of the obligations, in any form whatsoever, including any modification made after revocation hereof to any obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of the obligations, or other change in the terms of the obligations or any part thereof, including increase or decrease of the rate of interest thereon.

C. Each of the Credit Parties waives all rights and defenses arising out of an election of remedies by a Claiming Credit Party, even though that election of remedies, might prejudice the Credit Party’s rights of subrogation and reimbursement against another Credit Party.

SECTION 5. Termination. This Agreement shall survive and remain in full force and effect so long as any part of the Obligations has not been paid in full in cash, and shall continue to be effective or be reinstated, as the case may be, if at any time any part of a payment of the Obligations is rescinded or must otherwise be restored by any holder of Notes or any Credit Party upon the bankruptcy or reorganization of any Credit Party, or otherwise.

SECTION 6. No Waiver. No failure on the part of any Credit Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any Credit Party preclude any other or further exercise or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by law. No Credit Party shall be deemed to have waived any rights under this Agreement unless the waiver is in writing and signed by the party or parties affected.

SECTION 7. Binding Agreement. Whenever in this Agreement any of the parties is referred to, the reference shall include the successors and assigns of the party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. This Agreement shall not be amended or terminated, nor any provision herein waived, and no Credit Party may assign or delegate any of its obligations under this Agreement (and any attempted assignment or delegation shall be void), without in each case the prior written consent of the Required Holders. Each Credit Party acknowledges and agrees that the holders from time to time of Notes are intended indirect beneficiaries of the benefits created in favor of each Credit Party by the indemnification and contribution provisions of this Agreement.

SECTION 8. Severability. To the extent that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party shall be required to comply with the provision for so long as the provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. Additional Credit Parties. From time to time subsequent to the date hereof, additional Persons may become parties hereto as Guarantors. Each such Person shall become a party to this Agreement by executing and delivering to the holders of the Notes, with a copy to the other parties hereto, a counterpart of this Agreement and, thereupon, shall be deemed a Guarantor for all purposes hereunder with the same force and effect as if originally named as a Guarantor herein. The addition of any new Guarantor as a party to this Agreement shall not require the consent of any other Credit Party hereunder.

SECTION 10. Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one instrument. The counterpart signature pages may be detached and assembled to form a single original document. This Agreement shall be effective with respect to any Credit Party when a counterpart bearing the signature of such Credit Party shall have been executed and delivered to all parties. In the event that any Person shall become a Credit Party after the date hereof, that Person may become a party to this Agreement by executing and delivering to all parties a counterpart of this Agreement. Upon execution and delivery of the counterpart, such Person shall be a Credit Party for purposes of this Agreement.

SECTION 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRED THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of Page Intentionally Blank]

The parties have caused this Agreement to be duly executed as of the date hereof.

McGRATH RENTCORP, a California corporation

By:
Thomas J. Sauer
Vice President and Chief Financial Officer

ENVIROPLEX, INC., a California corporation

By:
Thomas J. Sauer
Vice President and Chief Financial Officer

MOBILE MODULAR MANAGEMENT CORPORATION, a California corporation

By:
Thomas J. Sauer
Chief Financial Officer

Exhibit “A”

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished pursuant to Section 7.3(d) of that certain Third Amended and Restated Credit Agreement dated as of May 7, 2004, among the Borrower, certain Banks parties thereto and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended (the “Agreement”). Unless otherwise defined, all capitalized terms used in this Compliance Certificate have the respective meanings ascribed to them in the Agreement.

Borrower hereby represents and warrants as follows:

1. I am familiar with the Agreement and the business and operations of Borrower.

2. Except as otherwise specifically indicated, the information contained in this Certificate is true and accurate on and as of                             ,      (the “Certification Date”).

3. As of the Certification Date and at all times during the quarter ending on the Certification Date, Borrower has performed all obligations to be performed by it under (a) the Agreement, (b) any instrument or agreement to which Borrower is a party or under which Borrower is obligated, and (c) any judgment, decree, or order of any court or governmental authority binding on Borrower. No Default or Event of Default has occurred, whether or not the same was cured, during such quarter.

4. As of the Certification Date, the information set forth below is true, accurate and complete:

(a)	Section 7.11(a): Tangible Net Worth

	Tangible Net Worth	$

Minimum Tangible Net Worth calculation:

	Base amount		$127,500,000

	Plus: Fifty percent of Net Income (without reduction for Net Loss) after December 31, 2003	$

	Plus: 90% of the gross proceeds from stock issuance (excluding the first $2,000,000 of proceeds from the exercise of stock options after December 31, 2003)	$

	Minimum Tangible Net Worth Total	$

(b)	Section 7.11(b): Funded Debt to EBITDA

This calculation is also used for Determination of
Applicable Margin (Section 2.3.2) and Commitment
Fee Percentage (Section 3.7)

	Funded Debt (A)	$

	EBITDA (B)	$

Ratio of A to B

Maximum permitted from Effective Date through December 31, 2004: 2.50 to 1.00

Maximum permitted from January 1, 2005 through December 31, 2005: 2:25 to 1:00

Maximum permitted from and after January 1, 2006: 2:00 to 1:00

1

(c)	Section 7.11(c): Fixed Charge Coverage Ratio

	1. EBITDA (A)	$

	2. Interest expense for the 4 fiscal quarter periods immediately ending on the date hereof	$

	3. Borrower’s current portion of long term debt (as determined in accordance with GAAP)	$

	4. Cash dividends paid for the 4 fiscal quarter periods immediately ending on the date hereof	$

	5. Cash taxes paid for the 4 fiscal quarter periods immediately ending on the date hereof	$

	6. Sum of 2 through 5 (B)	$

Ratio of A to B

Minimum required from Effective Date through December 31, 2004: 1.50 to 1

Minimum required from January 1, 2005 to December 31, 2005: 1.75 to 1

Minimum required from and after January 1, 2006: 2.00 to 1

Executed this day of , .

By:

Name:

Title:

2

EXHIBIT “B”

FORM OF

LOAN REQUEST

[Date]

Union Bank of California, N.A., as Agent

East Bay Commercial Banking Group

Two Walnut Creek Center

200 Pringle Avenue, Suite 260

Walnut Creek, CA 94596-3570

Attention: Buddy Montgomery, Vice President

Re:	Third Amended and Restated Credit Agreement dated as of May 7, 2004 among McGrath RentCorp, a California corporation (“Borrower”), certain Banks parties thereto, and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended (the “Agreement”). (Terms defined in the Agreement shall have the same meanings herein).

Dear Mr. Montgomery:

1.	The Borrower hereby gives notice that it requests a Loan under the Agreement, as follows:

(a)	The Funding Date is .

(b)	The amount is $ .

(c)	The Rate Option selected is:

( )	Eurodollar Loan
( )	Reference Rate Loan

(d) The Eurodollar Period selected (if applicable) is                             .

2.	The Borrower hereby gives notice that it requests continuation of an existing Eurodollar Loan as follows:

(a)	The Funding Date is .

(b)	The amount of the Loan to be continued is:

Original	amount: $

1

Increase	(Decrease) being requested: $
Amount	to be continued: $
(c)	The Eurodollar Period selected is: .

3.	The Borrower hereby gives notice that it requests a conversion from one Rate Option to another Rate Option, as follows:

(a)	The Funding Date is .

(b)	The aggregate amount to be converted is $ .

(c)	Convert the Rate Option:

From:	To:

( ) Eurodollar Loan	( ) Eurodollar Loan
( ) Reference Rate Loan	( ) Reference Rate Loan

(d)	The new Eurodollar Period selected (if applicable) is .

Borrower hereby represents and warrants that each of the conditions precedent set forth in Section 5.2 of the Agreement will be satisfied on and as of the Funding Date of such Loan and, specifically:

(a)	There exists no Default or Event of Default;

(b)	The representations and warranties contained in Article 6 of the Agreement will be true and correct as of the Funding Date of the Loan, except to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Agreement.

Very truly yours,

McGRATH RENTCORP,
a California corporation

By:
Name:
Title:

2

EXHIBIT “C”

FORM OF

OFFICER’S CERTIFICATE

[Borrower’s Letterhead]

May     , 2004

Union Bank of California, N.A., as Agent

East Bay Commercial Banking Group

Two Walnut Creek Center

200 Pringle Avenue, Suite 260

Walnut Creek, CA 94596-3570

Attention: Buddy Montgomery, Vice President

Dear Mr. Montgomery:

Terms not otherwise defined herein shall have the meanings ascribed to them in the Third Amended and Restated Credit Agreement dated as of May 7, 2004 (the “Agreement”). In connection with the Agreement, the undersigned hereby certifies that:

1.	The representations and warranties of the Borrower contained in Article 6 of the Agreement are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been on and as of such date.

2.	The Borrower has performed and complied with all agreements and covenants contained in the Agreement required to be performed and complied with by it prior to or on the date of this certificate.

3.	No proceedings looking toward the dissolution or liquidation of the Borrower have been commenced and no such proceedings are contemplated.

4.	Attached is a true and correct copy of certain resolutions, which comply with the requirements of Section 5.1(a)(v) of the Agreement, duly adopted by the Board of Directors of the Borrower at a duly authorized meeting, duly held at the office of the Borrower on , 2004 at which meeting a quorum of directors was present in person throughout and voted in favor thereof, and such resolutions have not been in any way modified, amended, rescinded or revoked and remain on the date hereof in full force and effect.

1

5.	The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of California and no provision in the Articles of Incorporation or By-laws of the Borrower, or any shareholder agreement, limits the power of the Board of Directors to pass the foregoing resolutions, that such resolutions are in conformity with the provisions of said Articles of Incorporation and Bylaws and that no approval of the shareholders or of the outstanding shares of the borrower is required with respect to the matters which are the subject of the foregoing resolutions.

6.	Attached hereto is an incumbency certificate which complies with the requirements of Section 5.1(a)(vi) of the Agreement.

7.	The copies of the Articles of Incorporation and By-laws of the Borrower delivered to Agent in connection with the Agreement pursuant to Section 5.1(a)(iv) of the Agreement, are true, accurate and complete copies of such Articles and By-laws of Borrower and such documents remain in effect and have not been modified.

8.	Agent is hereby authorized to rely on this Certificate until a new Certificate certified by the Secretary (or Assistant Secretary) of the Borrower is received by the Agent, even in the event that one or more of the foregoing individuals ceases to act in such capacity.

IN WITNESS WHEREOF, we have hereto set our hand this                      day of May, 2004.

McGrath RentCorp

By:
Name:
Title:

2

EXHIBIT “D”

FORM OF

REVOLVING NOTE

NOT TO EXCEED
$35,000,000.00	San Francisco, California
May 7, 2004

FOR VALUE RECEIVED, the undersigned, McGrath RentCorp, a California corporation (“Borrower”), promises to pay to UNION BANK OF CALIFORNIA, N.A. (the “Bank”, or order, on or before the Revolving Loan Termination Date, or as otherwise provided in the Third Amended and Restated Credit Agreement dated as of May 7, 2004, among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the “Agreement), the lesser of (i) the principal sum of THIRTY FIVE MILLION DOLLARS ($35,000,000) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

Bank is authorized, but not required, to record the date, amount, type, interest rate and Eurodollar Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

1

This Revolving Note is one of the “Revolving Notes” referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions.

Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

MCGRATH RENTCORP

By:
Name:	Thomas J. Sauer
Title:	Vice President and Chief Financial Officer

2

SCHEDULE OF LOANS

This Revolving Note evidences Loans made, continued or converted under the Agreement to Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Eurodollar Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:

Date Made, Continued or Converted	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Eurodollar Period	Amount Paid Prepaid Continued Or Converted	Unpaid Principal Amount	Notation Made By

3

EXHIBIT “E”

Form of

CONTINUING GUARANTY

1. Obligations Guarantied. For consideration, the adequacy and sufficiency of which is acknowledged, [ENVIROPLEX, INC. / MOBILE MODULAR MANAGEMENT CORPORATION], a California corporation (“Guarantor”), hereby unconditionally guaranties and promises: (a) to pay to UNION BANK OF CALIFORNIA, N.A., as agent (“Agent”), for the ratable benefit of the lending banks under the Credit Agreement hereinafter defined (“Banks”) on demand, in lawful United States money, all Obligations to Agent and Banks of McGRATH RENTCORP, a California corporation (“Borrower”); and (b) to perform all undertakings of Borrower in connection with the Obligations. “Obligations” is used herein in its most comprehensive sense and includes any and all debts, liabilities, rental obligations, and other obligations and liabilities of every kind of Borrower to Agent and to the Banks signatory from time to time to that certain Third Amended and Restated Credit Agreement dated as of May 7, 2004 (the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Agent and such Banks, whether made, incurred or created previously, concurrently or in the future, whether voluntary or involuntary and however arising, whether incurred directly or acquired by Banks by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding (“Insolvency Proceeding”), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys’ fees. Guarantor is a subsidiary of Borrower and will derive substantial direct and indirect economic benefit if Agent and Banks enter into the Credit Agreement, and Banks and Agent are willing to do so, but only upon the condition, among others, that Guarantor shall have executed and delivered this Guaranty.

2. Limitation on Guarantor’s Liability. Although this Guaranty covers all Obligations, Guarantor’s liability under this Guaranty for Borrower’s Obligations shall not exceed at any one time the sum of the following (the “Guarantied Liability Amount”): (a) One Hundred Thirty Million Dollars ($130,000,000.00) for Obligations representing principal (“Principal Amount”), (b) all interest, fees like charges owing and allocable to the Principal Amount as determined by Bank, and (c) without allocation in respect of the Principal Amount all costs, attorneys’ fees, and expenses of Agent and Banks relating to or arising out of the enforcement of the Obligations and all indemnity liabilities of Guarantor under this Guaranty. The foregoing limitation applies only to Guarantor’s liability under this particular Guaranty. Unless Banks otherwise agree in writing, every other guaranty of any Obligations previously, concurrently, or hereafter given to Banks by Guarantor is independent of this Guaranty and of every other such guaranty. Without notice to Guarantor, Banks may permit the Obligations to, exceed the Principal Amount and may apply or reapply any amounts received in respect of the Obligations from any source other than from Guarantor to that portion of the Obligations not included within the Guarantied Liability Amount.

1

3. Continuing Nature/Revocation/Reinstatement. This Guaranty is in addition to any other guaranties of the Obligations, is continuing and covers all Obligations, including those arising under successive transactions which continue or increase the Obligations from time to time, renew all or part of the Obligations after they have been satisfied, or create new Obligations. Revocation by one or more signers of this Guaranty or any other guarantors of the Obligations shall not (a) affect the obligations under this Guaranty of a non-revoking Guarantor, (b) apply to Obligations outstanding when Banks receive written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations, or (c) apply to Obligations, arising after Banks receive such notice of revocation, which are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Banks have another defense to its performance. All of Agent’s and Banks’ rights pursuant to this Guaranty continue with respect to amounts any Obligations which are thereafter restored or returned by any Bank, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to such Bank; and Guarantor’s liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty. Each Bank, at its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if such Bank elects to contest any claim for return or restoration, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Bank in connection with such contest. No payment by Guarantor shall reduce the Guarantied Liability Amount hereunder unless, at or prior to the time of such payment, Banks receive Guarantor’s written notice to that effect. If any Insolvency Proceeding is commenced by or against Borrower or Guarantor, at the election of Banks, Guarantor’s obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

4. Authorization. Guarantor authorizes Agent and Banks, without notice and without affecting Guarantor’s liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change, the interest rate, time or place for payment or any other terms of all or any part of the Obligations; (b) accept delinquent or partial payments on the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell, or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Banks, at their sole discretion, may determine; and (e) release or substitute Borrower or any guarantor or other person or entity liable on the Obligations .

5. Waivers. To the maximum extent permitted by law, Guarantor waives (a) all rights to require Agent or Banks to proceed against Borrower, or any other guarantor, or proceed against, enforce or exhaust any security for the Obligations or to marshal assets or to pursue any other remedy in Agent’s or any Bank’s power whatsoever; (b) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Agent or any Bank has made Guarantor’s obligations more burdensome or more burdensome than Borrower’s obligations, and the use of any proceeds of the Obligations other than as

2

intended or understood by Agent, such Bank or Guarantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence or creation of new or additional Obligations, and all other notices or demands to which Guarantor might otherwise be entitled; (d) all conditions precedent to the effectiveness of this Guaranty; (e) all rights to file a claim in connection with the Obligations in an Insolvency Proceeding filed by or against Borrower; (f) all rights to require Agent or any Bank to enforce any of its respective remedies; and (g) until the Obligations are satisfied or fully paid with such payment not subject to return: (i) all rights of subrogation, contribution, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower, or to any collateral or credit support for the Obligations, (iii) all rights to participate in or benefit from any security or credit support Banks may have or acquire, and (iv) all rights, remedies and defenses Guarantor may have or acquire against Borrower.

6. Guarantor to Keep Informed. Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations. Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Agent or any Bank. Neither Agent nor any Bank has any duty to provide any information to Guarantor until Agent or such Bank receives Guarantor’s written request for specific information in Bank’s possession and Borrower has authorized Agent or such Bank, as applicable, to disclose such information to Guarantor.

7. Subordination. All obligations of Borrower to Guarantor which presently or in the future may exist (“Guarantor’s Claims”) are hereby subordinated to the Obligations. At Agent’s request, Guarantor’s Claims will be enforced and performance thereon received by Guarantor only as a trustee for Banks, and Guarantor will promptly pay over to Agent, for the ratable benefit of Banks, all proceeds recovered for application to the Obligations without reducing or affecting Guarantor’s liability under other provisions of this Guaranty.

8. Security. To secure Guarantor’s obligations under this Guaranty, Guarantor grants Bank a security interest in all moneys, general and special deposits, instruments and other property of Guarantor at any time maintained with or held by Agent and/or any Bank, and all proceeds of the foregoing.

9. Authorization. Neither Agent nor any Bank need inquire into or verify the powers of Guarantor or authority of those acting or purporting to act on behalf of Guarantor, and this Guaranty shall be enforceable with respect to any Obligations Banks grant or create in reliance on the purported exercise of such powers or authority.

10. Assignments. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and be enforceable by Agent and the Banks and their successors, transferees and assigns.

11. Counsel Fees and Costs. The prevailing party shall be entitled to attorneys’ fees (including a reasonable allocation for Agent’s and Banks’ internal counsel) and all other costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating

3

to this Guaranty, whether or not incurred in any Insolvency Proceeding, arbitration, litigation or other proceeding. Without limitation on any other Obligations or remedies of the Agent or the Banks under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Agent and each Bank from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of the Agent’s and such Bank’s legal counsel) suffered or incurred by the Agent and such Bank as a result of any failure of any Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

12. Integration/Severability/Amendments. This Guaranty is intended by Guarantor and Agent as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Guarantor and Agent. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty, and the remaining provisions shall continue in full force and effect.

13. Notice. Any notice, including notice of revocation, given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to Agent or Guarantor at their respective addresses for notices indicated below. Guarantor and Agent may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of such change to the other.

14. Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provisions) shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of California, but giving effect to federal laws applicable to national banks.

15. CONSENT TO JURISDICTION. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN SAN FRANCISCO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

16. JURY TRIAL WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED

4

WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, Guarantor and Agent have caused this Guaranty to be duly executed on this      day of May, 2004.

[ENVIROPLEX, INC. / MOBILE MODULAR MANAGEMENT CORPORATION]

BY:

TITLE:

Address for notices to Guarantor:

5700 Las Positas Road

Livermore, California 94550

Attention: Mr. Thomas Sauer, Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Agent

BY:

TITLE:

Address for notices to Agent:

Union Bank of California, N.A., as Agent

East Bay Commercial Banking Group

Two Walnut Creek Center

200 Pringle Avenue, Suite 260

Walnut Creek, CA 94596-3570

Attention:        Buddy Montgomery, Vice President

5